As filed with the Securities and Exchange Commission on December 5, 2003

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INTUITIVE SURGICAL, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0416458
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

950 Kifer Road

Sunnyvale, California 94086

(408) 523-2100

(Address of Principal Executive Offices including Zip Code)

Lonnie M. Smith

President and Chief Executive Officer

Intuitive Surgical, Inc.

950 Kifer Road

Sunnyvale, California 94086

(408) 523-2100

(Name and address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Alan C. Mendelson, Esq.

Latham & Watkins LLP

135 Commonwealth Drive

Menlo Park, California 94025

(650) 463-4693

Approximate Date of Commencement of Proposed Sale to the Public:    From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are to be offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☒ 333-110229

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐ _____

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities To Be Registered	Amount To Be Registered(1)(2)	Proposed Maximum Offering Price Per Share(3)	Proposed Maximum Aggregate Offering Price(3)	Amount Of Registration Fee

Common Stock, $0.001 par value	2,113	$15.54	$32,837	$3

(1)	This registration statement shall also cover any additional shares of common stock which become issuable by reason of any stock dividend, stock spit, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of outstanding shares of our common stock.
(2)	Represents shares issuable upon the exercise of warrants assumed by Intuitive Surgical, Inc. in connection with its acquisition of Computer Motion, Inc.
(3)	Estimated for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act. The calculation of the fee is based on $15.54, which was the average of the high and low sales prices of the common stock on the Nasdaq National Market on December 3, 2003.

This Registration Statement shall become effective upon filing with the Securities and Exchange Commission in accordance with Rule 462(b) under the Securities Act of 1933, as amended.

EXPLANATORY NOTE

This Registration Statement relates to resales of shares of our common stock by the selling stockholders named in our Registration Statement on Form S-3 (File No. 333-110229) filed with the Securities and Exchange Commission on November 4, 2003. This Registration Statement is filed solely to increase the number of shares of our common stock which may be issued by us to, and re-sold by, such selling stockholders upon exercise of the warrants described in the prior Registration Statement. The contents of the prior Registration Statement are hereby incorporated by reference into this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Sunnyvale, California, on December 4, 2003.

INTUITIVE SURGICAL, INC.

By:	/s/ Lonnie M. Smith

Lonnie M. Smith President and Chief Executive Officer

Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signatures	Title	Date

/s/ Lonnie M. Smith Lonnie M. Smith	President, Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)	December 4, 2003

/s/ Susan K. Barnes Susan K. Barnes	Senior Vice President, Chief Financial Officer and Assistant Secretary (Principal Financial Officer)	December 4, 2003

* Robert W. Duggan	Director	December 4, 2003

* Scott S. Halsted	Director	December 4, 2003

* Eric H. Halvorson	Director	December 4, 2003

* Russell C. Hirsch, M.D., Ph.D.	Director	December 4, 2003

* Richard J. Kramer	Director	December 4, 2003

* Alan J. Levy, Ph.D.	Director	December 4, 2003

* Frederic H. Moll, M.D.	Director	December 4, 2003

* Bennett Nussbaum	Director	December 4, 2003

*By:	/s/ Lonnie M. Smith

Lonnie M. Smith Attorney-in-Fact

INDEX TO EXHIBITS

EXHIBIT	DESCRIPTION

3.1	Amended and Restated Certificate of Incorporation of Registrant. (1)

3.2	Certificate of Amendment to Amended and Restated Certificate of Incorporation of Registrant. (2)

3.3	Bylaws of Registrant. (1)

4.1	Specimen Stock Certificate. (1)

4.2	Form of Warrant to purchase Common Stock of Computer Motion, Inc. dated February 13, 2002. (3)

4.3	Form of Warrant to purchase Common Stock of Computer Motion, Inc. dated February 16, 2001. (4)

4.4	Form of Redeemable Warrant to purchase Common Stock of Computer Motion, Inc. dated September 22, 2000. (5)

4.5	Form of Redeemable Warrant to purchase Common Stock of Computer Motion, Inc. (6)

5.1	Opinion of Latham & Watkins LLP.

23.1	Consent of Latham & Watkins LLP (included in Exhibit 5.1 hereto).

23.2	Consent of Ernst & Young LLP, Independent Auditors.

23.3	Consent of Ernst & Young LLP, Independent Auditors.

24.1	Power of Attorney (included on signature page of Registration Statement No. 333-110229 and incorporated herein by reference).

(1)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-33016).
(2)	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-3 (File No. 333-108713).
(3)	Incorporated by reference to Exhibit 4.2 of Computer Motion, Inc.’s Registration Statement on Form S-3 (File No. 333-83552).
(4)	Incorporated by reference to Exhibit 4.3 of Computer Motion, Inc.’s Current Report on Form 8-K filed March 26, 2001.
(5)	Incorporated by reference to Exhibit 10.2 of Computer Motion, Inc.’s Quarterly Report on Form 10-Q filed November 14, 2000.
(6)	Incorporated by reference to Exhibit 10.15 of Computer Motion, Inc.’s Registration Statement on Form S-1 (File No. 333-29505).